Exhibit 99.1

Contacts:	Investor Relations, ViroLogic
(650) 635 -1100

Investor Relations, ACLARA
(650) 210-1200

Carolyn Bumgardner Wang
WeissComm Partners
(415) 362-5018
carolyn@weisscommpartners.com

ViroLogic and ACLARA Announce Stockholder Approval of Merger

— Merger Expected To Be Completed By End of Day —

—Creates Leader in Personalized Medicine Focused on

Oncology and Infectious Diseases—

South San Francisco and Mountain View, Calif., December 10, 2004 — ViroLogic, Inc., (Nasdaq: VLGC) and ACLARA BioSciences, Inc. (Nasdaq: ACLA) announced that their pending merger received the requisite stockholder approval at the companies’ respective annual stockholder meetings, which took place earlier today. The merger is expected to close by end of day today, creating a leader in personalized medicine focused on oncology and infectious diseases. Beginning December 13, shares of the combined company are expected to trade on the Nasdaq Market under the symbol VLGC. Each outstanding share of ACLARA common stock will be exchanged for 1.7 shares of ViroLogic common stock and 1.7 Contingent Value Rights (CVRs).

“Our combination of experience, infrastructure, technology and financial resources will provide the foundation to address the rapidly evolving field of targeted therapeutics and molecular diagnostics for infectious diseases and cancer,” said William D. Young, CEO and chairman of

ViroLogic, who will continue as CEO and chairman of the merged company. “Just as we have helped make personalized medicine a reality in HIV for patients, healthcare providers and pharmaceutical companies, we see the opportunity to apply our proven business model to the individualization of treatments in oncology. We believe cancer therapies are developing in a similar fashion to those for HIV with potentially more effective combination regimens facilitated by molecular testing.”

Powerful Platform to Address Fast Growing Market for Targeted Cancer Therapy

ViroLogic has built a highly sophisticated and efficient commercial infrastructure to support the industry’s most comprehensive line of drug resistance tests, including PhenoSenseTM HIV, GeneSeqTM and its novel combination assay, PhenoSenseGTTM. These tests are used in the management of individuals with HIV and the development of new antiviral drugs for HIV and hepatitis. ACLARA has developed the proprietary eTagTM System, a protein-based assay technology that can be easily formatted to test biopsy-sized samples of patient tumors. Importantly, this includes formalin-fixed paraffin-embedded tissue, the industry standard for storing patient samples. Many different molecular markers in these patient tissues can be quantified simultaneously, such as signaling proteins, protein complexes and activated receptors.

The eTag System is expected to be particularly well suited for targeting the new molecular-based drugs being introduced for cancer. This will allow drug companies and doctors to assess a patient’s likelihood of responding to a given therapy thereby facilitating more precise and effective utilization of available therapeutic options.

The combined company is poised to deliver technology and services for pharmaceutical companies developing cancer therapeutics along with patient testing products and services to aid doctors in the treatment of cancer patients. Current product planning efforts are focused on developing an Epidermal Growth Factor Receptor (EGFR) panel to help physicians target cancer patients with the most appropriate therapy. EGFR is the receptor for epidermal growth factor, a key driver of aberrant cell growth in cancerous tumors, including many lung, breast and colon tumors. The nature of the test panel is still being determined but the related eTag assays will be evaluated in clinical studies, some of which are already underway, in patients treated with existing approved therapies such as Iressa®, Tarceva®, Herceptin®and Erbitux®.

The combined company will have approximately 240 employees with operations headquartered in South San Francisco, California. ACLARA’s Mountain View operations are expected to be relocated to South San Francisco in the first half of 2005. John Mendlein and Thomas Baruch, current ACLARA Board members, will join the ViroLogic board of directors. Joining the existing executive management team are Alfred Merriweather, chief financial officer of ACLARA, who will become ViroLogic’s CFO; Sharat Singh, Ph.D., ACLARA’s chief technical officer who will assume the title of CTO, Oncology at ViroLogic; and Michael Dunn, ACLARA’s chief business officer who will continue to lead the company’s oncology business development effort.

Contingent Value Rights (CVR)

In addition to receiving shares of ViroLogic, ACLARA stockholders will receive CVRs that provide for a potential cash and/or stock payment of up to $0.88 per CVR (equivalent to $1.50 per ACLARA share) depending on the ViroLogic stock price 18 months following completion of the merger. The maximum payment under the CVR would be $0.88 per CVR, if ViroLogic’s stock price trades at or below an average price of $2.02 per share during the 15 trading days immediately preceding the eighteen-month anniversary of the closing of the merger, declining to $0.00 per CVR if ViroLogic’s stock averages $2.90 per share or higher during such time. If any payments are to be made on the CVR, the first $0.50 per CVR will be paid in cash. Any payments due beyond the first $0.50 per CVR can be made in cash, ViroLogic common stock or a combination of cash and stock, at the option of ViroLogic. If the current market value of ViroLogic common stock for each trading day in any 30 consecutive trading day period prior to the 18 month anniversary of the merger is greater than or equal to $3.50, then the CVRs will automatically extinguish and will no longer represent the right to receive any amount.

The CVRs have been approved for quotation on the OTC Bulletin Board (OTCBB) (http://www.otcbb.com) on a “when issued” basis. Following the closing of the merger and upon notice of issuance, the CVRs will be quoted on the OTCBB under the ticker symbol “VLGCR”. The process of buying or selling OTCBB securities is the same as buying or selling any other stock. Investors should contact their broker if they desire to buy or sell CVRs.

About ViroLogic

ViroLogic is a biotechnology company advancing individualized medicine by discovering, developing and marketing innovative products to guide and improve treatment of serious infectious diseases and cancer. The Company’s products are designed to help doctors optimize treatment regimens for their patients that lead to better outcomes and reduced costs. The Company’s technology is also being used by numerous biopharmaceutical companies to develop new and improved antiviral therapeutics and vaccines as well as targeted cancer therapeutics. More information about the Company and its technology can be found on its web site at www.virologic.com.

Further Information Regarding CVR’s

Because the OTCBB is a quotation service for NASD Market Makers, and not an issuer listing service or securities market, there are no listing requirements that must be met by an OTCBB issuer. There are, however, certain requirements that an issuer must meet in order for its securities to be eligible for a market maker to enter a quotation on the OTCBB. ViroLogic believes that it satisfies these requirements, and that it will continue to satisfy these requirements for the foreseeable future. Investors should note, however, that because issuers are not permitted to submit applications to be quoted on the OTCBB, ViroLogic cannot guarantee that the CVRs will remain listed on the OTCBB. Continued quotation of the CVRs on the OTCBB will depend on ongoing sponsorship by one or more market makers who demonstrate compliance with SEC Rule 15c2-11. More information regarding the quotation of securities on the OTCBB can be found at http://www.otcbb.com/faqs/otcbb_faq.stm.

FORWARD LOOKING STATEMENTS

Certain statements in this press release are forward-looking, including statements relating to the timing of completion of the proposed merger. These forward-looking statements are subject to risks and uncertainties and other factors, which may cause actual results to differ materially from the anticipated results or other expectations expressed in such forward-looking statements. These risks and uncertainties include, but are not limited to: risks related to the inability to obtain, or meet conditions imposed for, governmental and other approvals of the merger, risks related to any uncertainty surrounding the merger, and the costs related to the merger; risks related to the implementation of ViroLogic’s distribution agreement with a national lab; whether others introduce competitive products; the timing of pharmaceutical company clinical trials; whether payors will authorize reimbursement for its products; whether the FDA or any other agency will decide to regulate the combined company’s products or services; whether the combined company will encounter problems or delays in automating its processes; whether intellectual property underlying ViroLogic’s PhenoSense technology and ACLARA’s eTag System is adequate; the ultimate validity and enforceability of the companies’ patent applications and patents; the possible infringement of the intellectual property of others and whether licenses to third party technology will be available; and whether the combined company is able to build brand loyalty and expand revenues. For a discussion of other factors that may cause ViroLogic’s and ACLARA’s actual events to differ from those projected, please refer to each Company’s most recent annual reports on Form 10-K and quarterly reports on Form 10-Q, as well as other subsequent filings with the Securities and Exchange Commission.

eTag is a trademark of ACLARA BioSciences, Inc. Iressa® is a registered trademark of AstraZeneca. Tarceva® and Herceptin® are registered trademarks of Genentech. Erbitux® is a registered trademark of ImClone Systems.

# # #